SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 9/30/2005
FILE NUMBER 811-3826
SERIES NO.: 4


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                      2,729
         2.   Number of shares outstanding of a second class of open-end company shares
              Class B                        847
              Class C                        815
              Class K                        355
              Investor Class              13,475


74V.     1.   Net asset value per share (to nearest cent)
              Class A                    $ 45.39
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                    $ 44.48
              Class C                    $ 43.45
              Class K                    $ 44.84
              Investor Class             $ 45.33